Exhibit 99.1
Contact: D. Michael Jones, CEO Mark J. Grescovich, President Lloyd W. Baker, CFO (509) 527-3636 News Release
Banner Corporation Announces First Quarter Results;
Reports Net Interest Margin Expansion and Strong Year-over-Year Core Deposit Growth

Walla Walla, WA – April 21, 2010 - Banner Corporation (NASDAQ GSM: BANR), the parent company of Banner Bank and Islanders Bank, today reported that it had a net loss of $1.5 million for the first quarter ended March 31, 2010, compared to a net loss of $3.5 million in the immediately preceding quarter.

“Solid core deposit growth and continued changes in the mix of our funding over the past year resulted in a significant expansion of our net interest margin during the first quarter of 2010 to 3.61%, an increase of 12 basis points compared to the immediately preceding quarter and an increase of 35 basis points compared to the same quarter a year ago,” said D. Michael Jones, Chief Executive Officer.  “This improvement reflects continuing growth in customer relationships as a result of the determined efforts of our staff and the further maturing of the expanded branch network we have worked to create over the past five years.  Despite the current difficult economic environment, we are optimistic that the strength of this deposit franchise will provide the foundation for better operating results in future periods.”

In the first quarter, Banner paid a $1.6 million dividend on the $124 million of senior preferred stock it issued to the U.S. Treasury in the fourth quarter of 2008 in connection with its participation in the Treasury’s Capital Purchase Program.  In addition, Banner accrued $398,000 for related discount accretion.  Including the preferred stock dividend and related accretion, the net loss to common shareholders was $3.5 million, or $0.16 per diluted share, for the first quarter of 2010, compared to a net loss to common shareholders of $11.2 million, or $0.65 per diluted share, for the first quarter a year ago, and a net loss to common shareholders of $5.5 million, or $0.27 per diluted share, in the fourth quarter of 2009.

Income Statement Review

“Our improved net interest margin was driven by a further decrease in our funding costs as deposit costs in particular continued to decline,” said Jones.  “While loan yields have been relatively stable for a number of quarters now and even increased modestly in the most recent quarter, overall asset yields have declined slightly primarily as a result of the growth of our on-balance-sheet liquidity which is currently invested at very low short-term interest rates.”  Banner’s net interest margin was 3.61% for the first quarter, a 12 basis point improvement compared to the preceding quarter and a 35 basis point improvement compared to the first quarter a year ago.

For the first quarter of 2010, funding costs decreased 15 basis points compared to the previous quarter and 77 basis points from the same quarter a year ago.  Deposit costs decreased by 14 basis points compared to the preceding quarter and 85 basis points compared to the first quarter a year earlier.  Asset yields decreased two basis points from the prior linked quarter and 34 basis points from the first quarter a year ago.  Loan yields increased by four basis points compared to the preceding quarter and declined by only six basis points as compared to the first quarter of 2009.  Non-accruing loans reduced the margin by approximately 34 basis points in the first quarter of 2010 compared to approximately 37 basis points in the preceding quarter and approximately 38 basis points in the first quarter of 2009.

Net interest income before the provision for loan losses was $38.2 million in the first quarter of 2010, compared to $38.3 million in the preceding quarter and $35.0 million in the first quarter a year ago.  Revenues from core operations* (net interest income before the provision for loan losses plus total other operating income excluding fair value adjustments) were $45.2 million in the first quarter of 2010, compared to $45.4 million in the fourth quarter of 2009 and $42.9 million for the first quarter a year ago.

First quarter 2010 results included a net gain of $677,000 ($433,000 after tax) for fair value adjustments as a result of changes in the valuation of financial instruments carried at fair value, compared to a net loss of $1.4 million ($903,000 after tax) in the fourth quarter of 2009 and a net loss of $3.3 million ($2.1 million after tax) in the first quarter a year ago.

Total other operating income, which includes the changes in the valuation of financial instruments noted above, was $7.7 million in the first quarter, compared to $5.6 million in the preceding quarter and $4.6 million for the first quarter a year ago.  Total other operating income from core operations* (excluding fair value adjustments) for the current quarter was $7.0 million, compared to $7.0 million in the preceding quarter and $7.9 million for the first quarter a year ago.  Income from deposit fees and other service charges was $5.2 million in the first quarter compared to $5.3 million in the preceding quarter and $4.9 million in the first quarter a year ago.  Income from mortgage banking operations decreased to $948,000 in the first quarter compared to $1.3 million in the preceding quarter and $2.7 million for the first quarter a year ago.

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BANR-First Quarter 2010 Results
April 21, 2010

“Our payment processing business continues to be adversely affected by the soft economy, as activity levels for deposit customers, cardholders and merchants remained lower than in periods before 2009,” said Jones.  “Additionally, mortgage banking revenues declined compared to the preceding quarter and the first quarter a year ago, as seasonal factors and rising mortgage rates slowed originations and refinancing activity, returning mortgage loan production to more normal levels.”

“While we had another good quarter managing controllable operating expenses, collection and legal costs, including charges related to acquired real estate, remained high,” said Jones.  “We have made progress in improving our core operating efficiency as compensation, occupancy and other manageable operating expenses have been reduced over the past year.  However, we anticipate collection costs, acquired real estate expenses and elevated FDIC insurance premiums will continue above historical levels for a number of future quarters.”

Total other operating expenses, or non-interest expenses, were $35.4 million in the first quarter of 2010, compared to $34.8 million in the preceding quarter and $33.8 million in the first quarter a year ago.  Operating expenses from core operations as a percentage of average assets was 3.16% in the first quarter of 2010, compared to 3.00% in the preceding quarter and 3.02% in the first quarter a year ago.

*Earnings information excluding fair value adjustments (alternately referred to as total other operating income from core operation or revenues from core operations) represent non-GAAP (Generally Accepted Accounting Principles) financial measures.  Management has presented these non-GAAP financial measures in this earnings release because it believes that they provide useful and comparative information to assess trends in the Company’s core operations reflected in the current quarter’s results.  Where applicable, the Company has also presented comparable earnings information using GAAP financial measures.

Credit Quality

“The difficult economic environment and resulting credit costs have been a persistent challenge throughout the past several quarters,” said Jones.  “As a direct result, the $14 million provision for loan losses in the first quarter of the year, while less than both the preceding quarter and the same quarter a year ago, remained relatively high, reflecting still significant levels of non-performing loans and net charge-offs.  Charge-offs and delinquencies continue to be concentrated in loans for the construction of single-family homes and residential land development projects.  However, sales of finished homes have continued and our exposure to single-family home construction and development loans has continued to decline to 13% of total loans outstanding.  Our reserve levels are substantial and both our impairment analysis and charge-off actions reflect current appraisals and valuation estimates.  We remain hopeful that credit costs will continue to moderate in 2010 and 2011.”

Banner recorded a $14.0 million provision for loan losses in the first quarter, compared to $17.0 million in the preceding quarter and $22.0 million in the first quarter a year ago.  The allowance for loan losses at March 31, 2010 totaled $95.7 million, representing 2.60% of total loans outstanding.  Non-performing loans totaled $196.0 million at March 31, 2010, compared to $213.9 million in the preceding quarter and $224.1 million at March 31, 2009.  Banner’s real estate owned and repossessed assets totaled $95.2 million at March 31, 2010, compared to $77.8 million three months earlier and $39.1 million a year ago.  Banner’s net charge-offs in the quarter totaled $13.5 million, or 0.36% of average loans outstanding, compared to $16.9 million, or 0.44% of average loans outstanding for the fourth quarter of 2009 and $17.5 million, or 0.44% of average loans outstanding for the first quarter of last year.  Nonperforming assets totaled $294.2 million at March 31, 2010, compared to $295.9 million in the preceding quarter and $263.4 million at March 31, 2009.

At the end of March, the geographic distribution of construction and land development loans, including residential and commercial properties, was approximately $217 million, or 32%, in the greater Puget Sound market, $238 million, or 36%, in the greater Portland, Oregon market, and $44 million, or 7%, in the greater Boise, Idaho market, with the remaining $165 million, or 25%, distributed in the various eastern Washington, eastern Oregon and northern Idaho markets served by Banner Bank.  The geographic distribution of non-performing construction, land and land development loans and related real estate owned included approximately $94 million, or 43%, in the greater Puget Sound market, $80 million, or 36%, in the greater Portland market and $23 million, or 10%, in the greater Boise market, with the remaining $24 million, or 11%, distributed in the various eastern Washington, eastern Oregon and northern Idaho markets served by Banner Bank.  One-to-four family residential construction and related lot and land loans were $470 million, or 13% of the total loan portfolio at March 31, 2010.  Non-performing residential construction and related lot and land loans and related real estate owned were $188 million, or 64% of non-performing assets at March 31, 2010.

Balance Sheet Review

“Largely as a result of substantially reducing construction and land development loans, our total loan balances declined compared to a year ago,” said Jones.  “Although lower than historical levels, the pace of home sales has generally improved from their recessionary lows, contributing to a $152 million reduction in our portfolio of one-to-four family construction loans over the past twelve months, including a $26 million decrease in the most recent quarter.  As a result, at March 31, 2010 our one-to-four family construction loans totaled $213 million, a decline of $442 million from their peak quarter-end balance of $655 million at June 30, 2007.  Reflecting the economic environment, demand for business and consumer loans has been modest, further contributing to the decrease in total loans.”  Net loans were $3.59 billion at March 31, 2010, compared to $3.69 billion at December 31, 2009 and $3.84 billion at March 31, 2009.

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BANR-First Quarter 2010 Results
April 21, 2010

Total assets were $4.58 billion at March 31, 2010, compared to $4.72 billion at the end of the preceding quarter and $4.51 billion a year ago.  Deposits totaled $3.85 billion at March 31, 2010, compared to $3.87 billion at the end of the preceding quarter and $3.63 billion a year ago, a year-over-year increase of 6%.  Non-interest-bearing accounts were $549.3 million at March 31, 2010, compared to $582.5 million at the end of the preceding quarter and $508.6 million a year ago, a year-over-year increase of 8.0%.  Interest-bearing transaction and savings accounts increased by $63.2 million during the first quarter to $1.4 billion compared to $1.3 billion three months earlier and increased by $304.5 million compared to $1.1 billion a year ago, a year-over-year increase of 28%.

“Our retail deposit franchise had another solid quarter and has allowed us to steadily build our short-term liquidity, a key operating goal, lower our loans-to-deposits ratio towards our long-term goal of 95% and substantially lower our cost of deposits and funding over the last year,” said Jones.  “In addition, our substantial deposit growth has allowed us to more than replace the $60 million in public funds and $99 million in brokered deposits that we have elected to run off over the past year.”

Banner Corporation and its subsidiary banks continue to maintain capital levels significantly in excess of the requirements to be categorized as “well-capitalized” under applicable regulatory standards.  Banner Corporation’s Tier 1 leverage capital to average assets ratio was 9.76% and its total capital to risk-weighted assets ratio was 12.93% at March 31, 2010.

Tangible stockholders’ equity at March 31, 2010 was $396.3 million, including $117.8 million attributable to preferred stock, compared to $411.5 million a year ago.  Tangible book value per common share was $12.18 at quarter-end.  At March 31, 2010, Banner had 22.9 million shares outstanding, compared to 17.4 million shares outstanding a year ago.  Tangible common stockholders’ equity was $278.5 million at March 31, 2010, or 6.09% of tangible assets, compared to $276.7 million, or 5.87% of tangible assets at December 31, 2009 and $295.2 million, or 6.56% of tangible assets at March 31, 2009.

Conference Call

Banner will host a conference call on Thursday, April 22, 2010, at 8:00 a.m. PDT, to discuss first quarter 2010 results.  The conference call can be accessed live by telephone at 480-629-9835 to participate in the call.  To listen to the call online, go to the Company’s website at www.bannerbank.com.  A replay will be available for a week at (303) 590-3030, using access code 4283091.

About the Company

Banner Corporation is a $4.6 billion bank holding company operating two commercial banks in Washington, Oregon and Idaho.  Banner serves the Pacific Northwest region with a full range of deposit services and business, commercial real estate, construction, residential, agricultural and consumer loans.  Visit Banner Bank on the Web at www.bannerbank.com.

This press release contains statements that the Company believes are “forward-looking statements.” These statements relate to the Company’s financial condition, results of operations, plans, objectives, future performance or business. You should not place undue reliance on these statements, as they are subject to risks and uncertainties. When considering these forward-looking statements, you should keep in mind these risks and uncertainties, as well as any cautionary statements the Company may make. Moreover, you should treat these statements as speaking only as of the date they are made and based only on information then actually known to the Company. There are a number of important factors that could cause future results to differ materially from historical performance and these forward-looking statements. Factors which could cause actual results to differ materially include, but are not limited to, the credit risks of lending activities, including changes in the level and trend of loan delinquencies and write-offs and changes in our allowance for loan losses and provision for loan losses that may be impacted by deterioration in the housing and commercial real estate markets; changes in general economic conditions, either nationally or in our market areas; changes in the levels of general interest rates and the relative differences between short and long-term interest rates, deposit interest rates, our net interest margin and funding sources; fluctuations in the demand for loans, the number of unsold homes, land and other properties and fluctuations in real estate values in our market areas; secondary market conditions for loans and our ability to sell loans in the secondary market; results of examinations of us by the Board of Governors of the Federal Reserve System and of our bank subsidiaries by the Federal Deposit Insurance Corporation, the Washington State Department of Financial Institutions, Division of Banks or other regulatory authorities, including the possibility that any such regulatory authority may, among other things, require us to increase our reserve for loan losses, write-down assets, change our regulatory capital position or affect our ability to borrow funds or maintain or increase deposits, which could adversely affect our liquidity and earnings; our compliance with regulatory enforcement actions; legislative or regulatory changes that adversely affect our business including changes in regulatory policies and principles, or the interpretation of regulatory capital or other rules; our ability to attract and retain deposits; further increases in premiums for deposit insurance; our ability to control operating costs and expenses; the use of estimates in determining fair value of certain of our assets, which estimates may prove to be incorrect or result in significant declines in valuation; staffing fluctuations in response to product demand or the implementation of corporate strategies that affect our workforce and potential associated charges; the failure or security breach of computer systems on which we depend; our ability to retain key members of our senior management team; costs and effects of litigation, including settlements and judgments; our ability to implement our business strategies; our ability to successfully integrate any assets, liabilities, customers, systems, and management personnel we may acquire into our operations and our ability to realize related revenue synergies and cost savings within expected time frames and any goodwill charges related thereto; increased competitive pressures among financial services companies; changes in consumer spending, borrowing and savings habits; the availability of resources to address changes in laws, rules, or regulations or to respond to regulatory actions; our ability to pay dividends on our common and preferred stock and interest or principal payments on our junior subordinated debentures; adverse changes in the securities markets; inability of key third-party providers to perform their obligations to us; changes in accounting policies and practices, as may be adopted by the financial institution regulatory agencies or the Financial Accounting Standards Board including additional guidance and interpretation on accounting issues and details of the implementation of new accounting methods; war or terrorist activities; other economic,

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BANR-First Quarter 2010 Results
April 21, 2010

competitive, governmental, regulatory, and technological factors affecting our operations, pricing, products and services; future legislative changes in the United States Department of Treasury  Troubled Asset Relief Program Capital Purchase Program; and other risks detailed in Banner’s reports filed with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the year ended December 31, 2009. We do not undertake and specifically disclaim any obligation to revise any forward-looking statements to reflect the occurrence of anticipated or unanticipated events or circumstances after the date of such statements. These risks could cause our actual results for 2010 and beyond to differ materially from those expressed in any forward-looking statements by, or on behalf of, us, and could negatively affect our operating and stock price performance.

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BANR-First Quarter 2010 Results
April 21, 2010

RESULTS OF OPERATIONS	Quarters Ended
(in thousands except shares and per share data)	Mar 31, 2010	Dec 31, 2009	Mar 31, 2009

INTEREST INCOME:
Loans receivable	$52,759	$55,013	$56,347
Mortgage-backed securities	1,126	1,265	1,801
Securities and cash equivalents	2,085	2,030	2,183
	55,970	58,308	60,331

INTEREST EXPENSE:
Deposits	15,798	17,663	23,092
Federal Home Loan Bank advances	361	602	720
Other borrowings	634	652	227
Junior subordinated debentures	1,027	1,054	1,333
	17,820	19,971	25,372

Net interest income before provision for loan losses	38,150	38,337	34,959

PROVISION FOR LOAN LOSSES	14,000	17,000	22,000
Net interest income	24,150	21,337	12,959

OTHER OPERATING INCOME:
Deposit fees and other service charges	5,169	5,345	4,936
Mortgage banking operations	948	1,253	2,715
Loan servicing fees	313	(167)	(270)
Miscellaneous	617	592	520
	7,047	7,023	7,901
Net change in valuation of financial instruments carried at fair value	677	(1,411)	(3,253)
Total other operating income	7,724	5,612	4,648

OTHER OPERATING EXPENSE:
Salary and employee benefits	16,559	16,166	17,601
Less capitalized loan origination costs	(1,605)	(1,853)	(2,116)
Occupancy and equipment	5,604	5,699	6,054
Information / computer data services	1,506	1,580	1,534
Payment and card processing services	1,424	1,610	1,453
Professional services	1,287	2,251	1,194
Advertising and marketing	1,950	1,701	1,832
Deposit insurance	2,132	2,150	1,497
State/municipal business and use taxes	480	524	540
Real estate operations	3,058	1,920	623
Amortization of core deposit intangibles	644	648	690
Miscellaneous	2,376	2,371	2,891
Total other operating expense	35,415	34,767	33,793
Income (loss) before provision for (benefit from) income taxes	(3,541)	(7,818)	(16,186)
PROVISION FOR (BENEFIT FROM ) INCOME TAXES	(2,024)	(4,276)	(6,923)
NET INCOME (LOSS)	(1,517)	(3,542)	(9,263)

PREFERRED STOCK DIVIDEND AND DISCOUNT ACCRETION:
Preferred stock dividend	1,550	1,550	1,550
Preferred stock discount accretion	398	373	373
NET INCOME (LOSS) AVAILABLE TO COMMON SHAREHOLDERS	$(3,465)	$(5,465)	$(11,186)

Earnings (loss) per share available to common shareholder
Basic	$(0.16)	$(0.27)	$(0.65)
Diluted	$(0.16)	$(0.27)	$(0.65)
Cumulative dividends declared per common share	$0.01	$0.01	$0.01
Weighted average common shares outstanding
Basic	22,131,671	20,616,861	17,159,793
Diluted	22,131,671	20,616,861	17,159,793
Common shares issued in connection with exercise of stock options or DRIP	1,561,559	1,605,647	493,514

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BANR-First Quarter 2010 Results
April 21, 2010

FINANCIAL CONDITION
(in thousands except shares and per share data)	Mar 31, 2010	Dec 31, 2009	Mar 31, 2009

ASSETS
Cash and due from banks	$41,123	$78,364	$72,811
Federal funds and interest-bearing deposits	236,629	244,641	2,699
Securities - at fair value	138,659	147,151	161,963
Securities - available for sale	96,718	95,667	66,963
Securities - held to maturity	73,555	74,834	67,401
Federal Home Loan Bank stock	37,371	37,371	37,371

Loans receivable:
Held for sale	4,398	4,497	11,071
Held for portfolio	3,684,459	3,785,624	3,904,476
Allowance for loan losses	(95,733)	(95,269)	(79,724)
	3,593,124	3,694,852	3,835,823
Accrued interest receivable	18,501	18,998	20,821
Real estate owned held for sale, net	95,074	77,743	38,951
Property and equipment, net	101,541	103,542	97,847
Other intangibles, net	10,426	11,070	13,026
Bank-owned life insurance	55,125	54,596	53,163
Other assets	83,865	83,392	41,285
	$4,581,711	$4,722,221	$4,510,124

LIABILITIES
Deposits:
Non-interest-bearing	$549,291	$582,480	$508,593
Interest-bearing transaction and savings accounts	1,404,301	1,341,145	1,099,837
Interest-bearing certificates	1,896,186	1,941,925	2,019,074
	3,849,778	3,865,550	3,627,504

Advances from Federal Home Loan Bank at fair value	62,108	189,779	172,102
Customer repurchase agreements and other borrowings	177,244	176,842	181,194
Junior subordinated debentures at fair value	48,147	47,694	53,819

Accrued expenses and other liabilities	24,049	24,020	37,759
Deferred compensation	13,661	13,208	13,203
	4,174,987	4,317,093	4,085,581
STOCKHOLDERS' EQUITY
Preferred stock - Series A	117,805	117,407	116,288
Common stock	335,877	331,538	318,628
Retained earnings (accumulated deficit)	(45,775)	(42,077)	(9,210)
Other components of stockholders' equity	(1,183)	(1,740)	(1,163)
	406,724	405,128	424,543
	$4,581,711	$4,722,221	$4,510,124
Common Shares Issued:
Shares outstanding at end of period	23,101,149	21,539,590	17,645,552
Less unearned ESOP shares at end of period	240,381	240,381	240,381
Shares outstanding at end of period excluding unearned ESOP shares	22,860,768	21,299,209	17,405,171

Common stockholders' equity per share (1)	$12.64	$13.51	$17.71
Common stockholders' tangible equity per share (1) (2)	$12.18	$12.99	$16.96

Tangible common stockholders' equity to tangible assets	6.09%	5.87%	6.56%
Consolidated Tier 1 leverage capital ratio	9.76%	9.62%	10.27%

(1)	- Calculation is based on number of common shares outstanding at the end of the period rather than weighted average shares outstanding and excludes unallocated shares in the ESOP.
(2)	- Tangible common equity excludes preferred stock, goodwill, core deposit and other intangibles.

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BANR-First Quarter 2010 Results
April 21, 2010

ADDITIONAL FINANCIAL INFORMATION
(dollars in thousands)
	Mar 31, 2010		Dec 31, 2009	Mar 31, 2009
LOANS (including loans held for sale):
Commercial real estate
Owner occupied	$515,542		$509,464	$460,569
Investment properties	557,134		573,495	575,716
Multifamily real estate	147,659		153,497	149,442
Commercial construction	83,879		80,236	103,643
Multifamily construction	61,924		57,422	46,568
One- to four-family construction	213,438		239,135	365,421
Land and land development
Residential	256,607		284,331	406,948
Commercial	48,194		43,743	39,180
Commercial business	616,396		637,823	650,123
Agricultural business including secured by farmland	187,207		205,307	197,972
One- to four-family real estate	697,565		703,277	643,705
Consumer	303,312		302,391	276,260
Total loans outstanding	$3,688,857		$3,790,121	$3,915,547
Restructured loans performing under their restructured terms	$45,471		$43,683	$27,550

Loans 30 - 89 days past due and on accrual	$51,328		$34,156	$111,683

Total delinquent loans (including loans on non-accrual)	$247,338		$248,006	$335,780

Total delinquent loans / Total loans outstanding	6.71%		6.54%	8.58%

GEOGRAPHIC CONCENTRATION OF LOANS AT
March 31, 2010	Washington		Oregon	Idaho		Other	Total

Commercial real estate
Owner occupied	$404,284		$64,585	$46,673	$	- -	$515,542
Investment properties	411,242		102,735	43,157		- -	557,134
Multifamily real estate	121,362		12,740	13,557		- -	147,659
Commercial construction	60,732		13,295	9,852		- -	83,879
Multifamily construction	33,704		28,220	- -		- -	61,924
One- to four-family construction	101,947		100,840	10,651		- -	213,438
Land and land development
Residential	133,016		95,131	28,460		- -	256,607
Commercial	33,941		11,778	2,475		- -	48,194
Commercial business	436,556		92,602	69,451		17,787	616,396
Agricultural business including secured by farmland	95,895		39,320	51,992		- -	187,207
One- to four-family real estate	464,960		200,573	31,145		887	697,565
Consumer	215,853		66,778	20,681		- -	303,312
Total loans outstanding	$2,513,492		$828,597	$328,094		$18,674	$3,688,857

Percent of total loans	68.1%		22.5%	8.9%		0.5%	100.0%

DETAIL OF LAND AND LAND DEVELOPMENT LOANS AT
March 31, 2010	Washington		Oregon	Idaho		Other	Total
Residential
Acquisition & development	$64,106		$58,380	$6,481	$	- -	$128,967
Improved lots	45,044		29,899	2,218		- -	77,161
Unimproved land	23,866		6,852	19,761		- -	50,479
Total residential land and development	$133,016		$95,131	$28,460	$	- -	$256,607
Commercial & industrial
Acquisition & development	$8,302	$	- -	$554	$	- -	$8,856
Improved land	9,725		10,054	- -		- -	19,779
Unimproved land	15,914		1,724	1,921		- -	19,559
Total commercial land and development	$33,941		$11,778	$2,475	$	- -	$48,194

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BANR-First Quarter 2010 Results
April 21, 2010

ADDITIONAL FINANCIAL INFORMATION
(dollars in thousands)

		Quarters Ended
CHANGE IN THE	Mar 31, 2010	Dec 31, 2009	Mar 31, 2009
ALLOWANCE FOR LOAN LOSSES

Balance, beginning of period	$95,269	$95,183	$75,197

Provision	14,000	17,000	22,000

Recoveries of loans previously charged off:
Commercial real estate	- -	- -	- -
Multifamily real estate	- -	- -	- -
Construction and land	37	98	52
One- to four-family real estate	350	26	2
Commercial business	1,290	106	70
Agricultural business, including secured by farmland	- -	10	- -
Consumer	59	60	31
	1,736	300	155
Loans charged off:
Commercial real estate	(92)	(1)	- -
Multifamily real estate	- -	- -	- -
Construction and land	(7,724)	(12,302)	(12,417)
One- to four-family real estate	(2,115)	(1,500)	(1,091)
Commercial business	(4,784)	(2,249)	(3,794)
Agricultural business, including secured by farmland	(2)	(692)	- -
Consumer	(555)	(470)	(326)
	(15,272)	(17,214)	(17,628)
Net charge-offs	(13,536)	(16,914)	(17,473)
Balance, end of period	$95,733	$95,269	$79,724

Net charge-offs / Average loans outstanding	0.36%	0.44%	0.44%

ALLOCATION OF
ALLOWANCE FOR LOAN LOSSES	Mar 31, 2010	Dec 31, 2009	Mar 31, 2009
Specific or allocated loss allowance
Commercial real estate	$8,279	$8,278	$4,972
Multifamily real estate	2,072	90	84
Construction and land	44,078	45,209	46,297
One- to four-family real estate	3,093	2,912	814
Commercial business	24,530	22,054	18,186
Agricultural business, including secured by farmland	949	919	587
Consumer	1,898	1,809	1,682
Total allocated	84,899	81,271	72,622

Estimated allowance for undisbursed commitments	1,161	1,594	1,358
Unallocated	9,673	12,404	5,744
Total allowance for loan losses	$95,733	$95,269	$79,724

Allowance for loan losses / Total loans outstanding	2.60%	2.51%	2.04%

(more)

BANR-First Quarter 2010 Results
April 21, 2010

ADDITIONAL FINANCIAL INFORMATION
(dollars in thousands)

	Mar 31, 2010	Dec 31, 2009	Mar 31, 2009

NON-PERFORMING ASSETS

Loans on non-accrual status
Secured by real estate:
Commercial	$6,801	$7,300	$15,180
Multifamily	373	383	968
Construction and land	138,245	159,264	175,794
One- to four-family	19,777	14,614	21,900
Commercial business	19,353	21,640	7,500
Agricultural business, including secured by farmland	8,013	6,277	2,176
Consumer	3,387	3,923	275
	195,949	213,401	223,793

Loans more than 90 days delinquent, still on accrual
Secured by real estate:
Commercial	- -	- -	- -
Multifamily	- -	- -	- -
Construction and land	- -	- -	- -
One- to four-family	- -	358	161
Commercial business	- -	- -	- -
Agricultural business, including secured by farmland	- -	- -	- -
Consumer	61	91	143

	61	449	304
Total non-performing loans	196,010	213,850	224,097
Securities on non-accrual	3,000	4,232	160
Real estate owned (REO) / Repossessed assets	95,167	77,802	39,109
Total non-performing assets	$294,177	$295,884	$263,366

Total non-performing assets / Total assets	6.42%	6.27%	5.84%

DETAIL & GEOGRAPHIC CONCENTRATION OF
NON-PERFORMING ASSETS AT
March 31, 2010	Washington	Oregon	Idaho	Other	Total
Secured by real estate:
Commercial	$6,106	$12	$339	$344	$6,801
Multifamily	373	- -	- -	- -	373
Construction and land
One- to four-family construction	13,529	12,989	5,723	- -	32,241
Commercial construction	1,552	- -	- -	- -	1,552
Multifamily construction	11,283	- -	- -	- -	11,283
Residential land acquisition & development	29,992	22,063	1,071	- -	53,126
Residential land improved lots	6,317	8,145	588	- -	15,050
Residential land unimproved	10,127	348	321	- -	10,796
Commercial land acquisition & development	- -	- -	- -	- -	- -
Commercial land improved	- -	10,065	- -	- -	10,065
Commercial land unimproved	4,132	- -	- -	- -	4,132
Total construction and land	76,932	53,610	7,703	- -	138,245
One- to four-family	9,663	9,834	280	- -	19,777
Commercial business	13,393	361	1,015	4,584	19,353
Agricultural business, including secured by farmland	1,775	121	6,117	- -	8,013
Consumer	2,828	96	- -	524	3,448
Total non-performing loans	111,070	64,034	15,454	5,452	196,010
Securities on non-accrual	3,000	- -	- -	- -	3,000
Real estate owned (REO) and repossessed assets	45,930	30,566	18,671	- -	95,167
Total non-performing assets at end of the period	$160,000	$94,600	$34,125	$5,452	$294,177

(more)

BANR-First Quarter 2010 Results
April 21, 2010

ADDITIONAL FINANCIAL INFORMATION
(dollars in thousands)

DEPOSITS & OTHER BORROWINGS
	Mar 31, 2010	Dec 31, 2009	Mar 31, 2009
BREAKDOWN OF DEPOSITS

Non-interest-bearing	$549,291	$582,480	$508,593
Interest-bearing checking	366,786	360,256	307,741
Regular savings accounts	577,704	538,765	490,239
Money market accounts	459,811	442,124	301,857
Interest-bearing transaction & savings accounts	1,404,301	1,341,145	1,099,837
Interest-bearing certificates	1,896,186	1,941,925	2,019,074
Total deposits	$3,849,778	$3,865,550	$3,627,504

INCLUDED IN TOTAL DEPOSITS

Public transaction accounts	$80,942	$78,202	$47,639
Public interest-bearing certificates	82,362	88,186	175,418
Total public deposits	$163,304	$166,388	$223,057

Total brokered deposits	$150,577	$165,016	$249,619

INCLUDED IN OTHER BORROWINGS
Customer repurchase agreements / "Sweep accounts"	$126,954	$124,330	$131,224

GEOGRAPHIC CONCENTRATION OF DEPOSITS AT
March 31, 2010	Washington	Oregon	Idaho	Total

	$2,952,735	$623,302	$273,741	$3,849,778

			Minimum for Capital Adequacy
REGULATORY CAPITAL RATIOS AT	Actual		or "Well Capitalized"
March 31, 2010	Amount	Ratio	Amount	Ratio

Banner Corporation-consolidated
Total capital to risk-weighted assets	$491,175	12.93%	$303,984	8.00%
Tier 1 capital to risk-weighted assets	443,082	11.66%	151,992	4.00%
Tier 1 leverage capital to average assets	443,082	9.76%	181,592	4.00%

Banner Bank
Total capital to risk-weighted assets	467,903	12.93%	361,834	10.00%
Tier 1 capital to risk-weighted assets	422,075	11.66%	217,100	6.00%
Tier 1 leverage capital to average assets	422,075	9.71%	217,341	5.00%

Islanders Bank
Total capital to risk-weighted assets	27,382	13.43%	20,391	10.00%
Tier 1 capital to risk-weighted assets	25,346	12.43%	12,235	6.00%
Tier 1 leverage capital to average assets	25,346	11.75%	10,783	5.00%

(more)

BANR-First Quarter 2010 Results
April 21, 2010

ADDITIONAL FINANCIAL INFORMATION
(dollars in thousands)
(rates / ratios annualized)
	Quarters Ended

OPERATING PERFORMANCE	Mar 31, 2010	Dec 31, 2009	Mar 31, 2009

Average loans	$3,726,243	$3,829,717	$3,942,917
Average securities and deposits	563,562	528,754	403,514
Average non-interest-earning assets	258,060	235,007	193,188
Total average assets	$4,547,865	$4,593,478	$4,539,619

Average deposits	$3,800,888	$3,836,327	$3,693,345
Average borrowings	373,192	378,376	416,927
Average non-interest-bearing liabilities	(36,459)	(32,296)	(7,922)
Total average liabilities	4,137,621	4,182,407	4,102,350

Total average stockholders' equity	410,244	411,071	437,269
Total average liabilities and equity	$4,547,865	$4,593,478	$4,539,619

Interest rate yield on loans	5.74%	5.70%	5.80%
Interest rate yield on securities and deposits	2.31%	2.47%	4.00%
Interest rate yield on interest-earning assets	5.29%	5.31%	5.63%

Interest rate expense on deposits	1.69%	1.83%	2.54%
Interest rate expense on borrowings	2.20%	2.42%	2.22%
Interest rate expense on interest-bearing liabilities	1.73%	1.88%	2.50%

Interest rate spread	3.56%	3.43%	3.13%

Net interest margin	3.61%	3.49%	3.26%

Other operating income / Average assets	0.69%	0.48%	0.42%

Other operating income (loss) EXCLUDING change in valuation of
financial instruments carried at fair value / Average assets (1)	0.63%	0.61%	0.71%

Other operating expense / Average assets	3.16%	3.00%	3.02%

Efficiency ratio (other operating expense / revenue)	77.20%	79.11%	85.32%

Return (Loss) on average assets	(0.14%)	(0.31%)	(0.83%)

Return (Loss) on average equity	(1.50%)	(3.42%)	(8.59%)

Return (Loss) on average tangible equity (2)	(1.54%)	(3.52%)	(8.86%)

Average equity / Average assets	9.02%	8.95%	9.63%

(1)	- Earnings information excluding the fair value adjustments and goodwill impairment charge (alternately referred to as operating income (loss) from core operations and expenses from core operations) represent non-GAAP (Generally Accepted
Accounting Principles) financial measures.

(2)	- Average tangible equity excludes goodwill, core deposit and other intangibles.